Exhibit 10.2

POPE & TALBOT, INC.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

1. Purpose; Effective Date. The Board of Directors (the “Board”) of Pope & Talbot, Inc. (the “Company”) adopts this Non-Employee Directors Deferred Compensation Plan (the “Plan”) for the purpose of providing an unfunded nonqualified deferred compensation plan for the Company’s non-employee directors. The Plan is effective as of January 1, 2005, although initial deferral elections under the Plan may be submitted at any time after December 14, 2004.

2. Eligibility. Persons eligible to defer compensation under the Plan shall consist of all non-employee directors of the Company (“Directors”).

3. Deferral Elections. A Director may elect to defer compensation under the Plan by submitting a “Participation Agreement” to the Company on a form specified by the Company. Any Director who has submitted a Participation Agreement is hereafter referred to as a “Participant.”

(a) Elections by Continuing Directors. A Director may elect to defer receipt of all or any portion of (i) the annual retainer(s) payable to the Director in cash for service as a director or committee chair (“Cash Retainers”), and (ii) the annual retainer payable to the Director in the form of shares (“Retainer Shares”) of common stock of the Company (“Common Stock”). The Cash Retainers and Retainer Shares (together, the “Retainers”) are payable in advance on the date of each annual meeting of the Company’s stockholders for services to be performed in the subsequent one-year period, so the deferral deadline for an election to defer Retainers payable on the annual meeting date in any calendar year shall be the last day of the prior calendar year.

(b) Elections by New Directors. When a person first becomes a Director, the deferral deadline for an election to defer receipt of all or any portion of the Retainers payable to the Director upon becoming a Director shall be the day prior to the date of election as a Director. If a person first becomes a Director during the portion of a calendar year prior to the annual meeting of stockholders held in that year, the deferral deadline for an election to defer receipt of all or any portion of the Retainers payable to the Director on the annual meeting date in that year shall be 30 days after the date of election as a Director.

(c) Continuation and Modification. A Participation Agreement submitted by a Participant shall automatically continue from year to year and shall be irrevocable with respect to compensation once the deferral deadline for that compensation has passed, but the Participant may modify or terminate a Participation Agreement for compensation payable in any year by submitting a revised Participation Agreement or otherwise giving written notice to the Company at any time on or prior to the deferral deadline for that compensation.

4. Stock Accounts. The Company shall establish on its books a stock account (“Stock Account”) for each Participant, which shall be denominated in shares of Common Stock, including fractional shares. Any Retainers deferred by a Participant shall be credited to the Participant’s Stock Account on the date the Retainers would otherwise be payable to the Participant. If Retainer Shares are deferred by a Participant, the number of Retainer Shares so deferred shall be credited to the Participant’s Stock Account. Each Participant’s Stock Account shall be credited on the date of each annual meeting of stockholders with the aggregate amount of dividends that would have been paid during the period since the last annual meeting of stockholders on the number of shares recorded as the balance of the Stock Account during such period. Any Cash Retainers or deemed dividends credited to a Stock Account shall increase the number of shares of Common Stock recorded as the balance of the Stock Account by the number determined by dividing the dollar amount so credited by the closing per share price of the Common Stock as quoted on the New York Stock Exchange for the day of the credit. Promptly following each annual meeting of stockholders, a report shall be issued by the Company to each Participant setting forth the balance of the Participant’s Stock Account under the Plan.

5. Payment of Benefits.

(a) Payment Election. Each Participant’s initial Participation Agreement shall include an election by the Participant to have Plan benefits paid in either (i) a single lump sum payment as soon as practicable following the date his or her service as a Director ceases, (ii) up to five annual installments payable on the dates of each annual meeting of the Company’s stockholders following the date his or her service as a Director ceases until all installments are paid, or (iii) a combination of a partial lump sum payment (expressed as a percentage) as described in clause (i) and the remainder in up to five annual installments as described in clause (ii). Such initial payment elections shall be irrevocable and shall apply to all amounts deferred under the Plan including amounts covered by subsequent Participation Agreements.

(b) Form of Payments. All benefits payable to Participants under the Plan shall be paid as distributions of the shares of Common Stock credited to their Stock Accounts, plus cash for fractional shares. If installment payments are elected, the amount of each installment shall be determined by dividing the Stock Account balance by the number of remaining installments, including the current installment to be paid.

(c) Unforeseeable Emergency. Notwithstanding the foregoing provisions of this Section 5, an accelerated payment from a Participant’s Stock Account may be made to the Participant in the sole discretion of the Committee based upon a finding that the Participant has suffered an Unforeseeable Emergency. For this purpose, “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Unforeseeable Emergency shall be determined by the Committee on the basis of information supplied by the Participant in accordance with uniform guidelines promulgated from time to time by the Committee. The amount of any accelerated payment under this Section 5(c) shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Unforeseeable Emergency, after taking into account insurance and other potential sources of funds to meet such needs, plus the amount reasonably necessary to cover income and withholding taxes on the accelerated payment. Any such accelerated payment shall be paid as promptly as practicable following approval by the Committee.

(d) Corporate Transaction. Notwithstanding the foregoing provisions of this Section 5, immediately prior to the time of consummation of a Corporate Transaction (as defined below), if any, all shares credited to Participants’ Stock Accounts shall be distributed so that Participants shall participate fully as shareholders in the Corporate Transaction with respect to those shares. For purposes of this Plan, a “Corporate Transaction” shall mean any of the following:

(i) any consolidation or merger involving the Company pursuant to which shares of Common Stock would be converted into cash, securities or other property;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

(e) Designation of Beneficiaries; Death.

(i) Each Participant shall have the right, at any time, to designate any person or persons as the Participant’s beneficiary or beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to complete distribution of the benefits due under the Plan. If greater than fifty percent (50%) of the benefit is designated to a beneficiary other than the Participant’s spouse, such beneficiary designation shall be consented to by the Participant’s spouse. Each beneficiary designation shall be in written form prescribed by the Company and will be effective only if filed with the Company during the Participant’s lifetime. Such designation may be changed by the Participant at any time without the consent of a beneficiary, subject to the spousal consent requirement above. If no designated beneficiary survives the Participant, the balance of the Participant’s benefits shall be paid to the Participant’s surviving spouse or, if no spouse survives, to the Participant’s estate.

(ii) Upon the death of a Participant, any benefits payable to a surviving spouse as beneficiary shall be paid in accordance with the Participant’s payment election that would have applied if the Participant had not died, and any benefits payable to any other beneficiary (including a secondary beneficiary following the death of a surviving spouse) shall be paid in a single lump sum payment as soon as practicable following death.

(f) Withholding; Payroll Taxes. The Company shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

6. Administration.

(a) Committee Duties. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall interpret the Plan and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

(b) Tax Law Compliance. The Committee shall have the authority to cancel any Participation Agreement in whole or in part, and immediately distribute any compensation deferred under such Participation Agreement, if the Committee determines that deferral of compensation in accordance with such Participation Agreement will or may cause the Plan to be operated in violation of Section 409A of the Internal Revenue Code.

(c) Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7. Claims Procedure.

(a) Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

(b) Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(i) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(ii) A description of any additional material or information required and an explanation of why it is necessary; and

(iii) An explanation of the Plan’s claim review procedure.

(c) Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d) Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

8. Amendment and Termination of the Plan.

(a) Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall without the consent of each affected Participant decrease the amount credited to any Stock Account maintained under the Plan as of the date of amendment.

(b) Termination. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

(i) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Agreements and terminating deferrals under all existing Participation Agreements. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to all compensation deferred prior to the effective date of such partial termination.

(ii) Complete Termination. The Board may completely terminate the Plan. In that event, on the effective date of the complete termination, the Plan shall cease to operate and the Company shall determine the balance of each Participant’s Stock Account as of the close of business on such effective date. The Company shall pay out such Stock Account balances to the Participants in a single lump sum payment as soon as practicable after such effective date.

9. Miscellaneous.

(a) Unsecured General Creditor. The Stock Accounts shall be established solely for the purpose of measuring the amounts owed to Participants or beneficiaries under the Plan. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay in the future, and the rights of Participants and beneficiaries shall be no greater than those of unsecured general creditors of the Company.

(b) Non-assignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c) Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any

Participant, and the Participants (and their beneficiaries) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained as a director of the Company.

(d) Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

(e) Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

(f) Notice. Any notice or filing required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

(g) Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.